Exhibit 99.1

UNITY Biotechnology Announces Appointment of Federico Grossi, M.D., Ph.D.,

as Chief Medical Officer

SAN FRANCISCO, Calif., January 6, 2025 - UNITY Biotechnology, Inc. (“UNITY”) [NASDAQ: UBX], a biotechnology company developing therapeutics to slow, halt or reverse diseases of aging, today strengthened the executive leadership team with the appointment of Federico Grossi, M.D., Ph.D., as chief medical officer. Dr. Grossi brings a wealth of experience in clinical development and regulatory strategy in ophthalmology and other indications, most recently having led the development of SYFOVRE® for geographic atrophy as chief medical officer at Apellis Pharmaceuticals.

“Dr. Grossi’s extensive experience in clinical strategy and a successful track record of advancing novel ophthalmology programs from inception through approval and commercial launch make him an exceptional fit for our team,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “Additionally, Dr. Grossi’s impressive experience navigating the regulatory pathway for novel treatments is timely as he steps into this role on the cusp of our key data readout of topline 24-week results from our Phase 2b ASPIRE study of UBX1325 in diabetic macular edema (DME). I am confident that his leadership will support our strategic vision and accelerate our efforts to deliver a new class of therapeutics that potentially restores diseased tissue to a healthier state and could provide long-lasting, disease modifying benefits.”

Dr. Grossi brings over 20 years of experience working in the biotech industry, including R&D strategy, clinical trial design, organizational build and executive management. Notably, he served as the chief medical officer of Apellis Pharmaceuticals, a global biopharmaceutical company focused on developing life-changing therapies in serious retinal and rare diseases. Dr. Grossi oversaw the clinical strategy and development programs in ophthalmology, hematology, neurology and nephrology, leading to the approval and commercial launch of EMPAVELI® (paroxysmal nocturnal hemoglobinuria) and SYFOVRE® (geographic atrophy). Over his 13-year tenure at Apellis in various roles of increasing leadership, he was responsible for all clinical development activities including 10-15 concurrent studies from proof-of-concept through phase 3 clinical trials across the U.S., Europe, Latin America and Asia-Pacific regions, established the medical affairs and safety and pharmacovigilance functions and exponentially expanded the team to build a high-performing organization. Dr. Grossi earned his M.D. at the Universidad Nacional de Córdoba in Argentina, as well as M.S. and Ph.D. degrees in physiology and biophysics at the University of Louisville.

“I am thrilled to join UNITY at this critical juncture in the clinical development of UBX1325 and help realize the transformative potential of senolytic treatments for retinal diseases,” said Dr. Grossi. “I look forward to working closely with the team to advance UBX1325, deliver on our upcoming Phase 2b ASPIRE clinical trial data in diabetic macular edema, and advance our pipeline to provide new and differentiated treatment options for patients with progressive retinal diseases.”

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on X and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME and other ophthalmologic diseases, and the expected timing of results of the clinical trial in UBX1325. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including risks related to delay or disruption in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. The Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general and the sufficiency of its cash runway, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the Securities and Exchange Commission on November 4, 2024, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Media Contact
Inizio Evoke Comms
Katherine Smith
Katherine.Smith@inizioevoke.com

Investor Contact
LifeSci Advisors, LLC
Joyce Allaire
jallaire@lifesciadvisors.com